                                                           EXHIBIT 1.A.(5)(b)(1)


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                               ML LIFE INSURANCE COMPANY OF           NEW YORK,
                               NEW YORK                               NEW YORK





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                               BACKDATING ENDORSEMENT



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 ENDORSEMENT DATE              Insured:  RICHARD ROE

                               Policy Number:  SPECIMEN

                               Policy Date:  September 30, 1992

                               Endorsement Effective Date:  September 30, 1992

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                               Endorsement on This Policy on its Date of Issue:

                               For the policy processing period beginning on the policy date we will calculate the net rate of return for an investment division as follows:


                                  (1)  For the period from the policy date to
                                       the Endorsement Effective Date we will
                                       credit interest at the rate used in our
                                       computations shown in the Policy
                                       Schedule.

                                  (2)  For the period from the Endorsement
                                       Date to the next policy processing date, we will credit the division's net rate of return for such period.





                               /S/ BARRY G. SKOLNICK        /S/ ALLEN JONES
                               -------------------------    ------------------
                                   Barry G. Skolnick        Allen Jones
                                       Secretary             President





MBDR87                                                                   BDR92